EXHIBIT 4.55

                               Eighth Amendment to
                       Agreement of Limited Partnership of
                 Geodyne Energy Income Limited Partnership III-E


      This Eighth Amendment to Agreement of Limited Partnership of Geodyne Energy Income Limited Partnership III-E (the "Partnership") is entered into by and between Geodyne Resources, Inc. ("Resources"), a Delaware corporation, as successor General Partner, Geodyne Depositary Company ("Depositary"), a Delaware corporation, as the Limited Partner, and all Substituted Limited Partners admitted to the Partnership.

      WHEREAS, on December 26, 1990, Geodyne Production Company ("Production"), as General Partner and Depositary executed and entered into that certain Agreement of Limited Partnership of the Partnership (the "Agreement"); and

      WHEREAS, on February 25, 1993, Production executed and entered into that certain First Amendment to the Agreement of Limited Partnership whereby it changed (i) the name of the Partnership from "PaineWebber/Geodyne Energy Income Partnership III-E" to "Geodyne Energy Income Limited Partnership III-E", (ii) the address of the Partnership's principal place of business, and (iii) the address for the Partnership's agent for service of process; and

      WHEREAS, on August 4, 1993, Production executed and entered into that certain Second Amendment to the Agreement of Limited Partnership in order to (i) expedite the method of accepting transfers of Unit Holders' (as defined in the Agreement) Units in the Partnership and (ii) provide for an optional right of repurchase/redemption which may be exercised by the Unit Holders; and

      WHEREAS, on August 31, 1995, Production executed and entered into that certain Third Amendment to the Agreement whereby it amended certain provisions to allow transfers of Units facilitated through a matching service to the extent that such transfers otherwise comply with Internal Revenue Service transfer regulations applicable to non-permitted transfers for non-publicly traded limited partnerships; and

      WHEREAS, on June 30, 1996, Production merged into Geodyne Resources, Inc. ("Resources"); and

      WHEREAS, on July 1, 1996, Resources, as successor via merger to Production, executed and entered into, as General Partner, that certain Fourth Amendment to the Agreement of Limited Partnership whereby it amended the Agreement to provide that Resources, as successor via merger to Geodyne, is the General Partner of the Partnership; and

      WHEREAS, on November 15, 2000, Resources executed and entered into that certain Fifth Amendment to the Agreement whereby the term of the partnership was extended for an additional two years, until December 26, 2002; and

      WHEREAS, on November 6, 2002, Resources executed and entered into that certain Sixth Amendment to the Agreement whereby the term of the partnership was extended for an additional two years, until December 26, 2004; and

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      WHEREAS,  on August 18,  2004,  Resources  executed  and entered into that certain Seventh Amendment to the Agreement whereby the term of the partnership was extended until December 31, 2005; and
      WHEREAS, Section 2.3 of the Agreement provides that the Partnership shall continue in full force and effect for a period of ten (10) years from the date of its Activation (as defined in the Agreement), provided that the General Partner may extend the term of the Partnership and additional 360 days of the current two year period and for up to two periods of two years each if it believes each such extension is in the best interests of the Unit Holders or until dissolution prior thereto pursuant to the provisions of the Agreement, and

      WHEREAS, Resources as General Partner has elected to extend the life of the Partnership through December 31, 2007.

      NOW,  THEREFORE,  in  consideration  of  the  covenants,   conditions  and
agreements herein contained, the parties hereto hereby agree as follows:

      Section 2.3. is hereby amended and restated as follows:

            The Partnership shall continue in force and effect until December 31, 2007, provided that the General Partner may extend the term of the Partnership for an additional 360 days of the current two year period and for an additional one period of two years if it believes such extension is in the best interests of the Unit Holders, or until dissolution prior thereto pursuant to the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of this 27th day of October, 2005.

                                    GEODYNE RESOURCES, INC.,
                                    as General Partner

                                    By:   //s// Dennis R. Neill
                                          ---------------------
                                          Dennis R. Neill
                                          President

                                    GEODYNE DEPOSITARY COMPANY,
                                    as the Limited Partner

                                    By:   //s// Dennis R. Neill
                                          ---------------------
                                          Dennis R. Neill
                                          President

                                    GEODYNE RESOURCES, INC.
                                    as Attorney-in-Fact for all
                                    Substituted Limited Partners

                                    By:   //s// Dennis R. Neill
                                          ---------------------
                                          Dennis R. Neill
                                          President

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